Exhibit 23(a)


                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Public Service Company of Oklahoma on Form S-3 of our reports dated
February 22, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

Columbus, Ohio
October 18, 2002